                                                                   EXHIBIT 10.39


                               SECURITY AGREEMENT
                              (JAKKS PACIFIC, INC.)

                  This Agreement, dated as of October 21, 1997, is made by and between JAKKS PACIFIC, INC., a Delaware corporation (the "Debtor"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Secured Party").

                  Road Champs Limited, a Hong Kong limited company ("Road Champs Limited"), JP (HK) Limited, a Hong Kong limited company ("JP (HK) Limited") and JAKKS Pacific (HK) Limited, a Hong Kong limited company ("JAKKS Pacific (HK) Limited"; and together with Road Champs Limited and JP (HK) Limited, collectively, the "Borrowers") have requested that the Secured Party make loans and extend other credit and financial accommodations to the Borrowers.

                  As a condition to making loans and extending other credit and financial accommodations to the Borrowers, the Secured Party has required, among other things, the execution and delivery of the Debtor's Guaranty of even date herewith, guaranteeing the payment and performance of all of the Obligations (defined below) of the Borrowers (the "Guaranty").

                  As a further condition to making loans and extending other credit and financial accommodations to the Borrowers, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

                  ACCORDINGLY, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

                  1. Definitions. As used herein, the following terms have the meanings set forth below:

                  "Accounts" means each and every account and other right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by the Debtor, out of a rendering of services by the Debtor, out of a loan by the Debtor, out of the overpayment of taxes or other liabilities of the Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor, all including but not limited to all present and future debt instruments, chattel papers, accounts, loans and obligations receivable, tax refunds and royalties, including, without limitation, all rights to payment and/or proceeds in respect of all letters of credit which are issued for the benefit of the Debtor or in which the Debtor has any interest.

            "Collateral" means the Accounts, Inventory and Investment Property, together with all substitutions and replacements for, products and proceeds of, any of the foregoing property, all accessions, all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any of the foregoing, and all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing.

            "Event of Default" has the meaning specified in Section 6.

            "Inventory" means all inventory of the Debtor, whether now owned or hereafter acquired and wherever located.

            "Investment Property" means all of the Debtor's investment property, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

            "Obligations" means (i) each and every debt, liability and obligation of every type and description which the Borrowers may now or at any time hereafter owe to the Secured Party, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent, whether now existing or hereafter arising, and (ii) each and every debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the Secured Party, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent, including without limitation all obligations under the Guaranty.

            "Security Interest" has the meaning specified in Section 2.

            2. Security Interest. The Debtor hereby grants the Secured Party a security interest (the "Security Interest") in the Collateral to secure payment of the Obligations.

            3. Representations, Warranties and Agreements. The Debtor hereby represents, warrants and agrees as follows:

            ( a) TITLE. The Debtor ( i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all security interests, liens and encumbrances, except the Security Interest, except for a security interest in favor of Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC (the "Permitted Lien"), ( ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of

      Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and the Permitted Lien, ( iii) will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest and the Permitted Lien and ( iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party and the holder of the Permitted Lien. The Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party, except that, until the occurrence of an Event of Default and the revocation by the Secured Party of the Debtor's right to do so, the Debtor may sell any inventory constituting Collateral to buyers in the ordinary course of business.

            (b) CHIEF EXECUTIVE OFFICE; IDENTIFICATION NUMBER. The Debtor's chief executive office is located at the address set forth under its signature below. The Debtor's federal employer identification number is correctly set forth under its signature below.

            (c) LOCATION OF COLLATERAL. As of the date hereof, the tangible Collateral is located only in the states as set forth on Exhibit A attached hereto. The Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

            (d) CHANGES IN NAME OR LOCATION. The Debtor will not change its business name, without prior written notice to the Secured Party. The Debtor will not change its business address, without prior written notice to the Secured Party.

            (e) FIXTURES. The Debtor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. No part of the tangible Collateral is now or will become so related to particular real estate as to be a fixture.

            (f) RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to the Secured Party) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Debtor's records pertaining thereto as being obligated to pay such obligation. The Debtor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation without the Secured Party's prior written consent, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor, unless the Debtor in good faith believes it is appropriate to do so in order to maximize recovery from such account debtor or other obligor or such account debtor or other obligor has a legitimate basis for requesting any of the foregoing based on the Debtor's performance.

                  (g)   MISCELLANEOUS COVENANTS. The Debtor will:

                        (i) keep all tangible Collateral in good repair,
                  working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

                        (ii) promptly pay all taxes and other governmental
                  charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;

                        (iii) at all reasonable times, permit the Secured Party
                  or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Debtor's books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Debtor;

                        (iv) keep accurate and complete records pertaining to
                  the Collateral and pertaining to the Debtor's business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and the Debtor's business and financial condition as the Secured Party may from time to time reasonably request;

                        (v) promptly notify the Secured Party of any loss of or
                  material damage to any Collateral or of any adverse change, known to the Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

                        (vi) if the Secured Party at any time so requests
                  (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Debtor;

                        (vii) at all times keep all tangible Collateral insured
                  against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any loss payable to the Secured Party to the extent of its interest;

                        (viii) from time to time execute such financing
                  statements as the Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

                        (ix) pay when due or reimburse the Secured Party on
                  demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

                        (x) execute, deliver or endorse any and all
                  instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party's rights under this Agreement; and

                        (xi) not use or keep any Collateral, or permit it to be
                  used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

                  (h) SECURED PARTY'S RIGHT TO TAKE ACTION. If the Debtor at any time fails to perform or observe any agreement contained in Section 3(g), and if such failure continues for a period of ten calendar days after the Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of
         Section 3(g), immediately upon the occurrence of such failure, without notice or lapse of time), the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party's option, in the Secured Party's own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by the Secured Party in connection with or as a result of the Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured

      Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3 and
      Section 4.

            4. Rights of Secured Party. At any time and from time to time, whether before or after an Event of Default, the Secured Party may take any or all of the following actions:

            (a) ACCOUNT VERIFICATION. The Secured Party may verify any accounts in the name of the Debtor or in its own name; and the Debtor, whenever requested, shall furnish the Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by the Secured Party for that purpose. The Secured Party may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

            (b) COLLATERAL ACCOUNT. The Secured Party may establish a collateral account for the deposit of checks, drafts and cash payments made by the Debtor's account debtors. If a collateral account is so established, the Debtor shall promptly deliver to the Secured Party, for deposit into said collateral account, all payments on accounts and chattel paper received by it. All such payments shall be delivered to the Secured Party in the form received (except for the Debtor's endorsement where necessary). Until so deposited, all payments on accounts and chattel paper received by the Debtor shall be held in trust by the Debtor for and as the property of the Secured Party and shall not be commingled with any funds or property of the Debtor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. At all times prior to the occurrence of a Default or Event of Default, the Secured Party shall permit the Debtor to withdraw all or any part of the balance on deposit in said collateral account. Following the occurrence and during the continuance of a Default or Event of Default, the Secured Party may, at its option at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations in such order of application as the Secured Party may determine, or permit the Debtor to withdraw all or any part of the balance on deposit in said collateral account.

            (c) LOCKBOX. The Secured Party may, by notice to the Debtor, require the Debtor to direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lockbox to be under the control of the Secured Party. The Debtor hereby authorizes and directs the Secured Party to deposit all checks, drafts and cash payments received in said lockbox into the collateral account established as set forth above.

            (d) DIRECT COLLECTION. The Secured Party may, after the occurrence and during the continuance of an Event of Default, notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party. If the Secured Party so requests at any time, the Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to the Secured Party. At any time after the Secured Party or the Debtor gives such notice to an account debtor or other obligor, the Secured Party may (but need not), in its own name or in the Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

            5. Assignment of Insurance. The Debtor hereby assigns to the Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Debtor under or with respect to, any and all policies of insurance covering the Collateral, and the Debtor hereby directs the issuer of any such policy to pay any such moneys directly to the Secured Party. Both before and after the occurrence of an Event of Default, the Secured Party may (but need not), in its own name or in the Debtor's name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

            6. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (i) an Event of Default shall occur under any letter agreement, loan agreement, reimbursement agreement, general customer agreement or other agreement or document evidencing any of the Obligations; or (ii) the Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand; or (iii) the Debtor shall fail to observe or perform any covenant or agreement binding on it under the Guaranty of this Agreement.

            7. Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured
Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least 10 calendar days prior to the date of intended disposition or other action;
(iii) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property. The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.

            8. Other Personal Property. Unless at the time the Secured Party takes possession of any tangible Collateral, or within seven days thereafter, the Debtor gives written notice to the Secured Party of the existence of any goods, papers or other property of the Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Secured Party shall not be responsible or liable to the Debtor for any action taken or omitted by or on behalf of the Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

            9. Notice. All notices and other communications hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (i) the date received if personally delivered, (ii) when deposited in the mail if delivered by mail, (iii) the date sent if sent by overnight courier, or (iv) the date of transmission if delivered by telecopy.

            10. Miscellaneous. This Agreement has been duly and validly authorized by all necessary corporate action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party's rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party's acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The parties hereto hereby (v) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement; (vi) waive any argument that venue in any such forum is not convenient, (vii) agree that any litigation initiated by the Debtor in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division; and (viii) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

NORWEST BANK MINNESOTA,                  JAKKS PACIFIC, INC.
     NATIONAL ASSOCIATION


By /s/ Lisa M. Hoppin                    By /s/ Jack Friedman
   ---------------------------------        ---------------------------------
     Its Vice President                       Its CEO/President
         ---------------------------              ---------------------------

Address:                                                       Address:
Norwest Center
Sixth Street and Marquette Avenue                              22761 Pacific Coast Highway,
Minneapolis, Minnesota 55479-0085                              Suite 226 Malibu, California 90265

Employer identification number: 41-1592157                     Employer identification number: 95-4527222


                                                 EXHIBIT A TO SECURITY AGREEMENT



                             LOCATION OF COLLATERAL



                     22761 Pacific Coast Highway, Suite 226
                     Malibu, California 90265